UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 2010 (February 18, 2010)

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240-11780 Hammersmith Way
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

On May 14, 2008 REGI US, INC. (“REGI”) filed a Current Report on Form 8-K pursuant to Item 8.01 regarding the entry into an agreement with a Fortune 1000 company (“Company”) to evaluate the RadMax® technology. The agreement covers the evaluation of RadMax® technology by the Company and REGI to determine if the RadMax® technology meets the Company’s requirements for certain commercial and military market applications.

REGI granted the Company an option for a period of 90 days after the completion of the evaluation period to execute a Letter of Intent to exclusively license REGI’s Rotary Engine IP on reasonable commercial terms for certain commercial and military markets.

REGI also granted the Company the option, for a period of 12 months after the completion of the evaluation period, to execute a Letter of Intent to non-exclusively license REGI’s Rotary Engine IP on reasonable commercial terms for certain commercial and military markets.

On April 9, 2009 we announced that REGI and the Company amended the evaluation agreement, for the development of the diesel engine RadMax® solely to extend the termination date to December 31, 2009. The agreement previously terminated on April 30, 2009. The detail design of the RadMax® diesel engine application is under final review by our engineers, and the engineers of the Fortune 1000 Company.

On February 18, 2010, REGI and the Company ratified an amendment to the evaluation agreement, for the development of the diesel engine RadMax® solely to extend the termination date to December 31, 2010. The agreement previously terminated on December 31, 2009.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

          None.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 26, 2010	REGI U.S., Inc.

By: /s/ John G. Robertson
John G. Robertson, President
(Principal Executive Officer)